Exhibit 4.14

RULES

OF

THE SAPPI LIMITED PERFORMANCE SHARE INCENTIVE PLAN

AS APPLICABLE TO ALLOCATIONS FROM JANUARY 1, 2011 ONWARDS

TABLE OF CONTENTS

PART 1 - INTRODUCTION		1

1	DEFINITIONS AND INTERPRETATION	1

2	PURPOSE	8

PART 2 - THE TRUST		8

3	CONSTITUTION OF TRUST	8

4	TRUSTEES	8

5	POWERS OF TRUSTEES	10

6	SECURITY	11

7	REMUNERATION OF TRUSTEES	11

8	DUTIES OF TRUSTEES	12

9	INDEMNITY AND LEGAL PROCEEDINGS	12

10	ACQUISITION OF SHARES BY THE TRUSTEES	13

11	FUNDING OF THE TRUST	14

12	MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS	14

PART 3 – THE PERFORMANCE SHARE PLAN		16

13	CONDITIONAL CONTRACTS	16

14	PERFORMANCE SHARES	17

15	RESTRICTION	18

16	SHARE CERTIFICATES PURSUANT TO A CONDITIONAL CONTRACT	19

PART 4 - GENERAL		19

17	TERMINATION OF EMPLOYMENT	19

18	LISTING, TAX, LEGAL REQUIREMENTS AND CASH ALTERNATIVE	20

19	ADJUSTMENTS	22

20	SALE AND ASSIGNMENT	24

21	AMENDMENT OF THE PLAN	24

22	ADMINISTRATION	25

23	ANNUAL ACCOUNTS	26

24	STRATE	26

25	DISPUTES	26

26	DEALINGS IN SECURITIES	29

27	VOTES AT ANNUAL GENERAL MEETING	29

28	PROFITS AND LOSSES AND TERMINATION OF THE PLAN	29

29	DOMICILIUM AND NOTICES	30

30	AMERICAN DEPOSITORY SHARES	31

31	COMPLIANCE	31

ii

THE SAPPI LIMITED PERFORMANCE SHARE INCENTIVE PLAN

PART 1 - INTRODUCTION

1                                                                                                    DEFINITIONS AND INTERPRETATION

1.1                                                                                                                                          In this Deed, unless expressly stipulated to the contrary or unless the context clearly indicates a contrary intention, the following words and expressions shall bear the following meanings (and cognate words and expressions shall bear corresponding meanings) -

1.1.1                                                                                                         “Act” - the RSA Companies Act 61 of 1973 as amended or any other act which may in the future replace the Companies Act of 1973;

1.1.2                                                                                                         “ADSs” – American Depository Shares each of which represent one Share or the right to receive one Share.  It is recorded that American Depository Shares are evidenced by American Depository Receipts (“ADRs”) issued by the Bank of New York (“the Depository”) in terms of the provisions of the Amended and Restated Deposit Agreement, dated October 23, 1993 and amended and restated as of October 26, 1999, between the Company, the Depository and all owners from time to time of ADRs, as the same may be amended, modified or restated from time to time;

1.1.3                                                                                                         “Allocated” – for purposes of setting the Plan limits referred to in clause 12, shall mean in respect of Conditional Awards granted in terms of this Plan, one Share Allocated per each Conditional Award granted, and the words “Allocation” and “Allocate” shall be construed accordingly;

1.1.4                                                                                                         “Allocation Date” – the date on which the Board resolves to award a Conditional Contract to an Eligible Employee;

1.1.5                                                                                                         “Applicable Laws” – all and any -

1.1.5.1                                                                                                                  statutes, subordinate legislation and common law;

1.1.5.2                                                                                                                  regulations;

1.1.5.3                                                                                                                  ordinances and by-laws;

1.1.5.4                                                                                                                  directives, codes of practice, circulars, guidance notices, judgements and decisions of any competent authority, compliance with which is mandatory in relation to the participation in this Plan by any Eligible Employee and/or any Group Company;

1.1.6                                                                                                         “Arbitration Act” - the RSA Arbitration Act 42 of 1965;

1.1.7                                                                                                         “Auditors” - the auditors of the time being of the Company;

1.1.8                                                                                                         “Board” - the board of directors of the Company acting either itself or through any committee of its members appointed by it from time to time which is charged with the administration of the Plan;

1.1.9                                                                                                              “Business Day” - any day on which the JSE is open for the transaction of business;

1.1.10                                                                                                       “Change of Control” – means -

1.1.10.1                                                                                                           all circumstances where a party (or parties acting in concert), directly or indirectly, obtains -

1.1.10.1.1                                                                                                 de facto control of the Company; or

1.1.10.1.2                                                                                                 beneficial ownership of the specified percentage or more of the Company’s issued Shares; or

1.1.10.1.3                                                                                                 control of the specified percentage or more of the voting rights at meetings of the Company; or

1.1.10.1.4                                                                                                 the right to control the management of the Company or the composition of the Board; or

1.1.10.1.5                                                                                                 the right to appoint or remove directors holding a majority of voting rights at Board meetings; or

1.1.10.2                                                                                                           the approval by the Company’s shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company’s assets or undertaking.

For the purposes of this 1.1.10 the expression “specified percentage” shall bear the meaning assigned to it from time to time in the Code read with the Act, presently being 35%;

1.1.11                                                                                                                “Code” – the Securities Regulation Code and Rules of the Securities Regulation Panel, promulgated under section 440C of the Act;

1.1.12                                                                                                                “Company” – Sappi Limited (registration number 1936/008963/06), a company incorporated in accordance with the laws of the RSA;

1.1.13                                                                                                                “Conditional Award” – an award of a Conditional Contract made to an Eligible Employee pursuant to 13.1 and 13.2;

1.1.14                                                                                                                “Conditional Contract” – a contract between the Company and a Participant which comes into existence as a result of the acceptance by an Eligible Applicant of a Conditional Award;

1.1.15                                                                                                                “Date of Termination of Employment” - the earlier of the date on which -

1.1.15.1                                                                                                                          the contract of employment (whether oral or written) of a Participant with a Group Member is terminated; or

1.1.15.2                                                                                                                          the Participant leaves the service of a Group Member;

provided that where the employment of a Participant is terminated (irrespective of the reason therefore) and that Participant is serving out a notice period, then the Date of Termination of Employment shall be deemed to be the date on which such notice period commences;

1.1.16                                                                                                                “Deed” – this Deed, as amended from time to time;

1.1.17                                                                                                                “Early Retirement” – termination of the participant’s employment by reason of retirement before the participant has reached the age of 60 (sixty) years.  For these purposes the retirement date is determined as the date on which the participant ceases to be employed in his or her position, whether or not he or she receives a salary under part-time retirement;

1.1.18                                                                                                                “Eligible Employee” - an officer or other employee of a Group Member (including any director holding salaried employment or office);

1.1.19                                                                                                                “Existing Plan” – the Sappi Limited Share Incentive Scheme adopted by the Company on March 5, 1997, as amended from time to time;

1.1.20                                                                                                                “Fair Market Value” – in relation to a Share on any particular day, shall be the closing price at which Shares are traded on the JSE on the trading day immediately preceding such date;

1.1.21                                                                                                                “Group” - the Company and any other company, body corporate or other undertaking which is or would be deemed to be, a subsidiary of the Company in terms of the Act;

1.1.22                                                                                                                “Group Member” – means any company, body corporate or other undertaking which forms part of the Group;

1.1.23                                                                                                                “JSE” - the JSE Limited (registration number 2005/022939/06), a public company duly registered and incorporated with limited liability in accordance with the company laws of South Africa, licensed as an exchange under the Securities Services Act No. 36 of 2004;

1.1.24                                                                                                                “Lawful Dismissal for Operational Reasons” – the dismissal of a Participant for Operational Reasons as contemplated in the LRA (more commonly referred to as retrenchment) or, insofar as a Participant’s employment by any Group Member is not regulated by the LRA, the dismissal of such Participant for analogous reasons;

1.1.25                                                                                                                “Liquidation Date” - the date on which any successful application for the final or provisional liquidation of the Company is lodged at the relevant court;

1.1.26                                                                                                                “LRA” – the RSA Labour Relations Act 66 of 1995;

1.1.27                                                                                                                     “Normal Retirement”– termination of the participant’s employment by reason of retirement on or after the date on which that participant has reached the age of 60 (sixty) years. For these purposes, the retirement date is determined as the date on which the participant ceases to be employed in his or her position, whether or not he or she receives a salary under part-time retirement;

1.1.28                                                                                                                     “Participant” - an Eligible Employee who has accepted a Conditional Award in terms of 13.3;

1.1.29                                                                                                                     “Performance Criteria” – the Performance Criteria from time to time determined by the Human Resources Committee or Compensation Committee of the Board as specified in the Conditional Contract to which a Conditional Award is subject.  It is recorded that the Performance Criteria shall benchmark the net return to shareholders of the Company against an appropriate “peer group” of companies from time to time;

1.1.30                                                                                                                     “Performance Shares” – shall have the meaning ascribed thereto in 14.2;

1.1.31                                                                                                                     “Performance Period” - the period in respect of which the Performance Criteria is to be satisfied;

1.1.32                                                                                                                     “Plan” – The Sappi Limited Performance Share Incentive Plan, the terms of which are embodied in this Deed;

1.1.33                                                                                                                     “Provisional Shares” – the maximum number of Shares provisionally awarded to a Participant in terms of a Conditional Contract, as contemplated in 13.1.3;

1.1.34                                                                                                                     “RSA” – the Republic of South Africa;

1.1.35                                                                                                                     “Secretary” – the secretary for the time being of the Company;

1.1.36                                                                                                                     “Shares” – ordinary shares with a par value of ZAR1 in the Company;

1.1.37                                                                                                                     “Tax Act” – the RSA Income Tax Act 58 of 1962;

1.1.38                                                                                                                     “Taxes” – all present and future taxes and other charges of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income taxes (whether based on or measured by income/revenue or profit of any nature or kind or otherwise and whether levied under the Tax Act or otherwise), capital gains taxes, value-added taxes, stamp duties, uncertificated securities taxes and all charges in the nature of taxation, and all interest, penalties, fines and other payments on, or in respect thereof;

1.1.39                                                                                                                     “Trust” - The Sappi Limited Performance Share Incentive Trust, constituted in terms of 3;

1.1.40                                                                                                                     “Trust Act” – the RSA Trust Property Control Act 57 of 1988;

1.1.41                                                                                                                     “Trustees” – the persons who are, from time to time, the Trustees of the Trust, initially being those persons referred to in 4.2.

1.2                                                                                                                                          In this Deed -

1.2.1                                                                                                                   clause headings are used for convenience only and shall be ignored in its interpretation;

1.2.2                                                                                                                   unless the context clearly indicates a contrary intention, an expression which denotes -

1.2.2.1                                                                                                                  any gender includes the other genders;

1.2.2.2                                                                                                                  a natural person includes an artificial person (whether corporate or unincorporate) and vice versa;

1.2.2.3                                                                                                                  the singular includes the plural and vice versa;

1.2.3                                                                                                                   unless the context clearly indicates a contrary intention, words and expressions defined in the Act shall bear the meanings therein assigned to them;

1.2.4                                                                                                                   any reference to any statute shall be to that statute, as amended from time to time and to any statutory substitution of that statute;

1.2.5                                                                                                                   a Participant who ceases to be employed by a Group Member on the basis that he is -

1.2.5.1                                                                                                                                                                       immediately thereafter employed by another Group Member;

1.2.5.2                                                                                                                                                                       thereafter re-employed by such Group Member pursuant to it being determined that his employment was on a basis which was not lawful in terms of the LRA;

shall be deemed not to have terminated his employment for the purposes of this Plan and his rights shall be deemed to be unaffected;

1.2.6                                                                                                                   a Participant who is a director of any Group Member who retires and/or resigns on the basis that he is immediately re-elected in accordance with the articles of association or other constitutional documents of that Group Member shall be deemed not to have terminated his employment with that Group Member.

1.3                                                                                                                                          If any provision in 1.1 is a substantive provision conferring any right or imposing any obligation on anyone, effect shall be given to it as if it were a substantive provision in the body of this Deed.

1.4                                                                                                                                          Save for the purpose of determining whether or not a Change of Control has occurred in accordance with 1.1.10 any term which refers to a RSA legal concept or process shall be deemed to include a reference to the equivalent or analogous concept or process in any other jurisdiction in which this Deed may apply or to the laws of which a party may be or become subject; furthermore, references to the following statutes and/or provisions therein, namely the Act, the LRA, the Tax Act and the Trust Act, shall be deemed to be references to analogous legislation and/or provisions therein in any other jurisdiction in which this Deed may apply.

1.5                                                                                                                                          The use of the word “including” or “includes” or “include” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

2                                                                                                    PURPOSE

The purpose of the Plan is to provide Eligible Employees with the opportunity to acquire an interest in the equity of the Company, thereby providing them with a further incentive to advance the Group’s interests and promoting an alignment of interests between them and the shareholders of the Company.

PART 2 - THE TRUST

3                                                                                                    CONSTITUTION OF TRUST

3.1                                                                                                                                          There is hereby constituted a trust for the benefit of Participants, to be known as “The Sappi Limited Performance Share Incentive Trust”, on the terms and conditions of this document.

3.2                                                                                                                                          The Company shall irrevocably donate R100 (or the equivalent amount in another currency) to the Trustees on behalf of the Trust.

3.3                                                                                                                                          The Trust shall be formed in such jurisdiction as the Board may determine.

4                                                                                                    TRUSTEES

4.1                                                                                                                                          There shall at all times be a minimum of two and a maximum of three Trustees in office; provided that if for any reason whatever one or more Trustees ceases and/or fails to act as such, the other Trustee/s in office shall, until the Board has made a further appointment/s in terms of 4.4, be entitled to continue to administer the Trust and to act to protect and preserve the Trust’s assets.

4.2                                                                                                                                          Mr David Charles Brink and Professor Meyer Feldberg were appointed to be the initial Trustees of the Trust. The current trustees are Daniël Christiaan Cronjé and Meyer Feldberg.

4.3                                                                                                                                          The Board shall be entitled at any time to appoint any person qualified for appointment as a Trustee as a further Trustee in addition to the initial Trustees referred to in 4.2.

4.4                                              Subject to the provisions of the Trust Act and 4.5, if any Trustee ceases to hold office for any reason the Board shall appoint a person, willing to act as such, as Trustee in his place.

4.5                                              No person shall be entitled to participate under this Plan for as long as he holds office as a Trustee of the Trust.  Furthermore, no executive director of the Company may at any time hold office as a Trustee of the Trust. A non-executive director, subject to any restriction as contained in the Act, may be appointed as a Trustee of the Trust, provided that he or she does not benefit from the Plan.

4.6                                              A Trustee shall cease to hold office as such if he -

4.6.1                                              is removed by resolution of the Board; or

4.6.2                                              resigns on giving the Company and his co-Trustees not less than one calendar month’s prior written notice to that effect; or

4.6.3                                              becomes disqualified from holding an appointment as a director of any company.

4.7                                              The Trustees shall elect one of their number to act as Chairman for the purpose of meetings of Trustees and for all other purposes that a Chairman may be required in terms of this Deed or otherwise.

4.8                                              All decisions (ie resolutions) of the Trustees shall be taken unanimously with each Trustee exercising one vote; provided that, if at any meeting of Trustees there are three Trustees present, decisions (ie resolutions) shall be taken by a simple majority vote with each Trustee being entitled to one vote.

4.9                                              Subject to the proviso in 4.1, a quorum for any meeting of Trustees shall be two Trustees.

4.10                                            Subject to the Trustees giving effect to the terms and conditions of this Deed, in administering the Trust and its affairs, the Trustees shall adopt such procedures and take such administrative steps as they from time to time deem necessary and advisable.  They shall meet together for the dispatch of the business of the Trust, adjourn and otherwise regulate their meetings as they, in their discretion, deem fit.  Any Trustee shall be entitled to summon a meeting of the Trustees by giving written notice to that effect to the other Trustee/s.

4.11                                            Meetings of the Trustees may be held by tele-conferencing, telephonically or by any other medium as the Trustees deem fit.

4.12                                            The Trustees shall procure that minutes of their meetings are taken and shall, if appropriate, certify same as correct.

4.13                                            A resolution which has been signed by all of the Trustees shall be valid and effective as if it had been adopted at a duly convened meeting of the Trustees.  Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by the Trustee who signed it last.  Further, any such resolution may consist of one or more documents each signed by one or more Trustees.

5                                 POWERS OF TRUSTEES

The Trustees shall have plenary powers to enable them to carry out and give effect to the intent, purposes and provisions of the Plan, including all the powers set out in Schedule 2 of the Act and such powers as may be expressly conferred on them by the Board.  Without derogating from the generality of the aforegoing, the Trustees shall have the power, inter alia, to -

5.1                                              borrow moneys and/or to raise funding strictly for the purpose of giving effect to the Plan;

5.2                                              make Conditional Awards;

5.3                                              open and operate banking accounts, savings accounts or other accounts appropriate to the business of the Trust, to draw and issue cheques and to receive cheques, promissory notes and/or bills of exchange, and to endorse any of the same for collection by any bank or other deposit-taking institution at which an account has been opened;

5.4                                              invest any surplus moneys of the Trust (if any) in Shares or other securities of the Company or in such other manner as the Board may from time to time approve;

5.5                                              employ and act on the advice of and pay out of the funds of the Trust the reasonable fees and disbursements of auditors, attorneys, counsel and other professional consultants in connection with the affairs of the Trust;

5.6                                              exercise such further rights, powers and authorities as may from time to time be conferred upon them by resolution of the Board;

5.7                                              delegate the day to day administration of the Trust to an officer or employee of any company in the Group, which officer or employee shall perform all of his duties in accordance with the instructions of the Trustees and subject to the provisions of this Deed;

5.8                                              subject to 12, purchase and sell Shares and/or to dispose of the Trust’s assets;

5.9                                              subject to the provisions of the Act, enter into any one or more transactions to hedge against or otherwise protect the assets of the Trust and/or the Trust itself from incurring any losses of whatever nature;

5.10                                            transact with Group Members and recover amounts from them as contemplated in 11.

6                                 SECURITY

No Trustee shall be required to furnish any security of any nature to the Master of the High Court or to any other official or officer, nor shall any security be required for the due performance of any duty under the Trust Act or under any other statutory provision of the RSA or elsewhere.

7                                 REMUNERATION OF TRUSTEES

7.1                                              The remuneration, if any, payable to the Trustees in their capacities as such shall be determined from time to time by the Board.  The Trustees shall, in addition, be entitled to reimbursement from the Trust for all expenses properly incurred by them in and about the execution of their duties as Trustees.  Such remuneration and reimbursement of expenditure shall be borne and paid by the Company if the Trust is unable to pay these amounts from its own resources.

7.2                                              No Trustee or firm or company of which such Trustee is a member or director shall be disqualified from acting as adviser, agent, banker, broker or attorney to, or contracting with, the Trust, nor from recovering any reasonable remuneration in respect of any services performed as such on behalf of the trust by such Trustee or his firm or company.

8                                 DUTIES OF TRUSTEES

The duties of the Trustees in relation to the Trust shall be those prescribed by this Deed and shall include the duty to -

8.1                                              subscribe for or purchase Shares in accordance with the provisions of this Deed;

8.2                                              make Conditional Awards;

8.3                                              invest the funds of the Trust in such form as is permitted by this Deed;

8.4                                              administer the Plan in order to achieve and maintain the purpose set out in 2;

8.5                                              without derogating from their obligations in terms of 4.12, cause proper records and books of account to be kept of the affairs of the Trust and their administration thereof and to cause financial statements to be made up to accord with the financial year end of the Company or such other date as may be determined by the Board; and

8.6                                              carry out such other duties as may, consistent with their offices as Trustees and in terms of the provisions of this Deed, be delegated to them from time to time by resolution of the Board.

9                                 INDEMNITY AND LEGAL PROCEEDINGS

9.1                                              None of the Trustees or officers of the Trust shall be liable for, and the Company indemnifies each of them against, any loss sustained out of whatever cause arising if -

9.1.1                                                           in the case of the Trustee, he has performed his duties and exercised his powers in compliance with section 9(1) of the Trust Act;

9.1.2                                                           in the case of an officer of the Trust, he has performed his duties in a manner which is neither grossly negligent nor fraudulent.

9.2                                              Legal proceedings instituted by or against the Trust may be instituted or defended in its name.

10                               ACQUISITION OF SHARES BY THE TRUSTEES

10.1                                            Subject to the Act and 12, the Trustees shall be entitled, for the purposes of the Plan, to purchase or subscribe for or be given options to purchase or subscribe for -

10.1.1                                                        such numbers of Shares at such prices as may be agreed from time to time by the Trustees and the Board; and

10.1.2                                                        such number of Shares at the relevant exercise or issue prices, as may be required pursuant to any adjustment in terms of 19.

10.2                                            The Trustees shall only purchase or subscribe for shares once an Eligible Employee or group of Eligible Employees to whom they will be Allocated, has been formally identified.

10.3                                            The Shares held in the Trust may only be sold by the Trust:

10.3.1                                                        once the employment of a Participant has been terminated or a Participant is deceased; or

10.3.2                                                        on behalf of a Participant, once the rights of ownership of the Participant has vested in terms of the provisions of the Plan.

10.4                                            The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorised but unissued share capital, such number of Shares as shall (together with any treasury shares held by Group Members which may be utilised for the purposes of this Plan) then be issuable in terms of this Plan.

11                               FUNDING OF THE TRUST

11.1                                            The purchase or subscription price of Shares (if any) acquired by the Trust in terms of 10.1 or otherwise under this Plan, the costs incurred in the acquisition thereof, any administration or other expenses or administration fees properly incurred by or on behalf of the Trustees in the performance of their duties in terms of or in order to give effect to the Plan (including in terms of 22.2.3) and any duties payable upon the issue or transfer of Shares to Participants (all of such costs, expenses and fees hereinafter referred to as “Participation Costs”) may temporarily be funded, as the Board may from time to time direct, out of -

11.1.1                                                        the Trust’s own resources, if any, including without limitation, money raised by any company or companies incorporated by the Trust for the purpose of raising funding through the issue of preference shares or other securities, whether convertible or otherwise, on such terms and conditions as the Trustees may decide; and/or

11.1.2                                                        loans to be made to the Trust by Group Members in accordance with the provisions of section 38(2)(b) of the Act;

11.1.3                                                        loans by third parties to the Trust to be procured, subject to 38(2)(b) of the Act, by the Company on such terms as the Company is able to arrange; and/or

11.1.4                                                        any other resource which is available to the Trust from time to time.

11.2                                            The Trust shall recover from each Group Member which employs a Participant, and the Company shall procure that each Group Member which is the employer of a Participant pays to the Trust, such Participation Costs as may be attributable to the participation of that Participant plus an appropriate share of any other administration costs, expenses and fees incurred by the Trust.

12                               MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS

12.1                                            Subject to 12.5, the prior authority of the shareholders of the Company in general meeting shall be required if the aggregate number of Shares which may be Allocated to all Participants under this Plan and the Existing Plan is to exceed 42,700,870 (forty two million seven hundred thousand eighth hundred and seventy) Shares being 7,95% (seven comma nine five percent) of the Company’s issued Share capital as at 30 September 2009. In the event of a discrepancy between the number of shares and the percentage of issued shares it represents, the number of shares shall prevail over the stated percentage.

12.2                                            Subject to 12.5, the aggregate number of Shares that may be allocated to any one Participant in terms of this Plan and the Existing Plan shall not exceed 2,200,000 (two million two hundred thousand) Shares being 0,05% (nil comma nil five percent) of the Company’s issued Share capital as at 30 September 2009. In the event of a discrepancy between the number of shares and the percentage of issued shares it represents, the number of shares shall prevail over the stated percentage.

12.3                                            The limit referred to in clause 12.1 shall include new Shares allotted and issued by the Company in settlement of this Plan and the Existing Plan.

12.4                                            The aggregate result of clauses 12.1 and 12.3 shall exclude the following:

12.4.1                                                        Shares purchased in the market in settlement of this Plan and the Existing Plan; and

12.4.2                                                        Shares in respect of grants and offers under this Plan and the Existing Plan which are not subsequently settled to a Participant as a result of the forfeiture thereof.

12.5                                            Subject to clause 19.1, the limits referred to in clauses 12.1 and 12.2 shall be adjusted in such manner as the Board shall determine (and which the Auditors shall confirm in writing to be in their opinion fair and reasonable) following the sub-division or consolidation of the Shares, reduction of share capital or the issue of additional Shares whether by way of a capitalisation of the Company’s profits and reserves (including the share premium account and the capital redemption reserve fund), or a rights issue. The objective of such an adjustment shall be to give a Participant entitlement to the same proportion of the Share capital as to which he or she was previously entitled. The Auditors shall further confirm to the JSE in writing that these adjustments are calculated in accordance with the provisions of this Plan.

PART 3 – THE PERFORMANCE SHARE PLAN

13                               CONDITIONAL CONTRACTS

13.1                                            The Board may, from time to time, determine -

13.1.1                                                        that the Trustees should, on behalf of the Company, award Conditional Contracts to be given Shares (for no cash consideration) to Eligible Employees;

13.1.2                                                        the particular Eligible Employees to whom such Conditional Contracts should be awarded;

13.1.3                                                        the maximum number of Shares to be awarded provisionally to each such Eligible Employee;

13.1.4                                                        the Performance Criteria applicable to each Conditional Contract; and

13.1.5                                                        the Performance Period applicable to each Conditional Contract;

provided that when the Board decides that a Conditional Contract should be awarded to an Eligible Employee who is a director, then that director must recuse himself of the decision making by the Board for that particular award.

13.2                                            As soon as practicable after a determination is made by the Board in terms of 13.1 or at such time as is specified by the Board, a written notice (“Conditional Award Notice”) shall be delivered to each Eligible Employee to whom the Board has determined that Shares are to be awarded pursuant to a Conditional Contract.  The Conditional Awarded Notice shall -

13.2.1                                                        be in writing in the form from time to time prescribed by the Board and shall specify such matters in relation to the Plan as the Board may determine;

13.2.2                                                        specify the maximum number of Shares to which such Eligible Employee will become entitled if the Performance Criteria under the Conditional Contract are satisfied or exceeded;

13.2.3                                                        specify the Allocation Date in respect thereof;

13.2.4                                                        contain and stipulate Performance Criteria subject to which the award of the Conditional Contract is made and the manner in which the number of Shares referred to in 13.2.2 shall be adjusted downwards if the Performance Criteria are not satisfied (whether in whole or in part);

13.2.5                                                        specify the Performance Period;

13.2.6                                                        state that a Participant shall not be required to pay any cash consideration in respect of the award and acceptance of a Conditional Award or in respect of the transfer of Shares in terms of this Plan;

13.2.7                                                        specify such other terms and conditions as the Board may determine.

13.3                                            Acceptance by an Eligible Applicant of a Conditional Contract shall be communicated to the Trustees, in writing, by not later than 30 days after the date of delivery of the relevant Conditional Award Notice to such Eligible Applicant and shall nominate a beneficiary for the purposes of receiving his Performance Shares (if any) in terms of 17.1.1.  A Conditional Contract which is not accepted by an Eligible Applicant as aforesaid shall automatically lapse and be of no force or effect, subject to re-instatement or extension by the Board.

14                               PERFORMANCE SHARES

14.1                                            Subject to 14.5, on the fourth anniversary of the Allocation Date of Conditional Awards, the Company shall in terms of such Conditional Contract allot and issue and/or procure the transfer to Participants of such number of Shares as is equal to the number of Provisional Shares specified in the Conditional Award Notice relating to the relevant Conditional Contract. A Participant shall not be required to pay any cash consideration in order to receive Shares as aforesaid.

14.2                                            Shares to be allotted and issued and/or transferred to Participants pursuant to the provisions of 14.1 (read with 14.5) shall be “Performance Shares”.

14.3                                            Except to the extent a Conditional Award Notice provides that this 14.3 shall be inapplicable to the Conditional Contract specified therein, then notwithstanding anything to the contrary contained herein, the Board may by resolution, cause the four year period referred to in 14.1 to be anticipated or, with the consent of a Participant adversely affected thereby, postponed to such extent as the Board may determine. In the event of such acceleration or postponement the number which is D in the formula in 17.1.1 and the reference to the fourth anniversary of the Allocation Date shall be deemed to be varied appropriately. The Performance Periods in respect of Conditional Awards awarded on or after 1 January 2011 shall not be anticipated or postponed in any circumstances.

14.4                                            In the case of any Conditional Contract with a Participant whose compensation in terms of such Conditional Contract is or shall become subject to taxation in the United States of America, any postponement referred to in 14.3 shall not extend beyond the December 20 following the end of the Performance Criteria period with respect to such Conditional Contract (or, if earlier, the last day of the calendar year in which such period ends).

14.5                                            If the Board, in its sole and absolute discretion, determines that the Performance Criteria embodied in a Conditional Contract have not been satisfied or exceeded, the number of Shares to be allotted and issued and/or transferred to a Participant under and in terms of such Conditional Contract shall be adjusted downwards in the manner set out in the Conditional Award Notice pertaining to such Conditional Contract; that is, the allotment and issue and/or transfer of Provisional Shares (or any portion thereof) specified in the Conditional Award Notice is conditional upon the Performance Criteria being satisfied or exceeded.

15                                               RESTRICTION

For the sake of clarity and the avoidance of any doubt, it is recorded that until such time as an Eligible Employee becomes entitled to have Shares allotted and issued and/or transferred to him (ie he has received Performance Shares), an Eligible

Employee shall not have any ownership interest in, or receive any dividends and/or exercise any voting rights attached to, the Provisional Shares awarded to him.

16                                                                                             SHARE CERTIFICATES PURSUANT TO A CONDITIONAL CONTRACT

16.1                                                                                                                                   Subject to 24, the Company shall issue share certificates for the Shares allotted and issued and/or transferred to a Participant as a result of the acquisition by such Participant of Shares in terms of 14 by not later than 60 days after such acquisition.

16.2                                                                                                                                   Shares allotted and issued and/or transferred to Participants in terms of 14 will rank pari passu with the then issued Shares.

PART 4 - GENERAL

17                                                                                             TERMINATION OF EMPLOYMENT

17.1                                                                                                                                   Subject to 1.2.5, if the employment by any Group Member of any Participant who is a party to a Conditional Contract (and is therefore conditionally entitled to Provisional Shares) terminates as a result of -

17.1.1                                                                                                                                                                         (a) disability or ill health (as certified by an appropriate medical practitioner nominated by the Trustees); or (b) the transfer/sale of the undertaking or part undertaking in which such Participant is employed to a person which is not a Group Member other than pursuant to a Change of Control; or (c) his Lawful Dismissal for Operational Reasons; or (d) the Group Member by which he is employed ceasing to be a Group Member; or (e) death; or (f) his retirement on or after normal retirement in terms of the Group’s retirement/pension fund, then such Participant (or in the case of his death, the beneficiary nominated by him in terms of 13.3) shall be entitled, on the fourth anniversary of the Allocation Date (and not before then irrespective of the Date of Termination of Employment), to receive such number of Performance Shares as calculated in accordance with the following formula -

A = B x C / D

where -

A                                         =           the number of Performance Shares to be allotted and issued or transferred (as the case may be) to the Participant as stipulated in 17.2;

B                                        =           a number equal to the number of Provisional Shares specified in the Conditional Award Notice relating to such Participant;

C                                       =           a number equal to the number of days that have passed from the Allocation Date until the Date of Termination of Employment of the Participant for any reason specified in 17.1.1; and

D                                       =           1 460;

17.1.2                                                                                                                                                                         any reason other than a reason contemplated in 17.1.1 (including his voluntary resignation or his early retirement or his lawful dismissal (eg his lawful dismissal for dishonest, fraudulent or grossly negligent conduct)), then his Conditional Contract shall automatically lapse and cease to be of any further force or effect and he shall forfeit all of his rights to Provisional Shares/Performance Shares.

17.2                                                                                                                                   Notwithstanding the Date of Termination of Employment, if a Participant ceases to be employed by any Group Member by reason of any of the circumstances contemplated in 17.1.1, the number of Performance Shares to be allotted and issued or transferred (as the case may be) to such Participant shall be the number determined mutatis mutandis in accordance with the provisions of 14 (including 14.5 ) on the assumption that such Participant is still in the employ of a Group Member on the fourth anniversary of the Allocation Date.

18                                                                                             LISTING, TAX, LEGAL REQUIREMENTS AND CASH ALTERNATIVE

18.1                                                                                                                                   The Company shall procure the listing of any Shares allotted and issued and/or transferred to a Participant in terms of this Plan on the JSE (or other appropriate exchange) within a reasonable time (not exceeding 30 days) after the acquisition thereof.

18.2                                                                                                                                   Notwithstanding 18.1, if a Group Member or the Trustees are obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold or deduct any (a) tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Conditional Award, the conclusion of a Conditional Contract and/or by virtue of any Provisional Shares becoming Performance Shares and/or otherwise in connection with this Plan and/or (b) any amount in respect of any social security or similar contributions which would be recoverable from a Participant in respect of the making of any Conditional Award, the conclusion of a Conditional Contract and/or by virtue of any Provisional Shares becoming Performance Shares and/or otherwise in connection with this Plan (the obligations referred to in (a) and (b) hereinafter referred to as a “Tax/Social Liability”), then the Company and/or the Trustees shall be relieved from the obligation to allot and issue and/or transfer Shares in accordance with 18.1 until that Participant has either -

18.2.1                                                                                                                                                                         made payment to the relevant Group Member or the Trustees of an amount equal to the Tax/Social Liability; or

18.2.2                                                                                                                                                                         entered into an arrangement which is acceptable to that Group Member or the Trustees to secure that such payment is made (whether by authorising the sale of some or all of the Shares acquired by him and the payment to the relevant person of the relevant amounts out of the proceeds of the sale or otherwise).

18.3                                                                                                                                   Notwithstanding anything to the contrary contained in this Plan but subject to 18.2, on any Provisional Shares becoming Performance Shares, the obligations of the Company and/or the Trust may be discharged by the Group Member by which the Participant is employed paying, in cash, an amount equal to the Fair Market Value of the Performance Shares as opposed to allotting and issuing and/or procuring the transfer of Shares to a Participant.  If the Board determines that the obligations of the Company and/or Trust are to discharged in cash, it shall not be necessary to allot and issue and/or transfer Shares to a Participant and the Group Member by which the Participant is employed shall instead be entitled to pay to such Participant, in cash, an amount equal to the Fair Market Value of such Shares on the date on which the Participant became entitled to receive such Shares.

18.4                                                                                                                                   Notwithstanding any other provision of this Plan, no Shares will be issued and/or transferred to any Participant pursuant to this Plan if the Board determines, in its sole discretion, that such issuance and/or transfer will or may violate any Applicable Laws or the listings requirements of any securities exchange on which the Shares are listed.  The Company may condition the issuance and/or transfer of any Shares upon the delivery by the Participant to the Company of any certificates, representations, legal opinions and agreements that the Board, in its sole discretion, may deem necessary for such issuance and/or transfer to comply with any Applicable Laws or listings requirements.

19                                                                                             ADJUSTMENTS

19.1                                                                                                                                   Notwithstanding anything to the contrary contained herein but subject to 19.5, if the Company restructures its capital in that it -

19.1.1                                                                                                                                                                         undertakes a rights offer; or

19.1.2                                                                                                                                                                         is placed in liquidation for purposes of reorganisation; or

19.1.3                                                                                                                                                                         is party to a scheme of arrangement affecting the structuring of its share capital; or

19.1.4                                                                                                                                                                         reduces its share capital (including by a share repurchase), such adjustments shall be made to the rights of Participants as may be determined to be fair and reasonable to the Participants concerned by an independent firm of auditors of international repute or a merchant bank of international repute appointed by the Board; provided that any adjustments pursuant to this 19.1 should give a Participant the entitlement to the same proportion of the equity capital as he was previously entitled.

19.2                                                                                                                                   The issue of equity securities as consideration for an acquisition, the issue of securities for cash and the issue of equity securities or a vendor consideration placing will not be regarded as a circumstance requiring adjustment in terms of the provisions of this 19.

19.3                                                                                                                                   When any adjustments in terms of the provisions of this 19 are finalised, the Auditors or other independent advisors shall confirm to the JSE in writing that these are calculated in accordance with the provisions of this Plan.

19.4                                                                                                                                   Any adjustments made in terms of the provisions of this 19 will be reported on the Company’s annual financial statements in the year during which the adjustment is made.

19.5                                                                                                                                   If -

19.5.1                                                                                                                                                                         the Company undergoes a Change of Control after an Allocation Date other than a Change of Control initiated by the Board itself; or

19.5.2                                                                                                                                                                         the person/s (or those persons acting in concert) who has/have Control of the company as at an Allocation Date take/s any decision, pass/es any resolution and/or take/s any action the effect of which is to delist the Company from the JSE and the Company becomes aware of such decision, resolution and/or action, the Company shall notify every Participant in writing in which event each Participant shall, within a period of one month (or such longer period as the Board may permit) of such notification, take delivery of all of his Performance Shares (ie all of his Provisional Shares shall be deemed to become Performance Shares as if the Performance Criteria in respect thereof had been satisfied in full). In the case of any Conditional Contract with a Participant whose compensation in terms of such Conditional Contract is or shall become subject to taxation in the United States of America, any longer period referred to in this 19.5.2 shall not extend beyond the December 20 of the calendar year in which the Company shall give such notification.

19.6                                                                                                                                   If, in the event of a Group Member (other than the Company), ceasing to be a subsidiary of the Company, the Board may take such action as it considers appropriate to protect the interests of Participants of that Group Member (including converting Conditional Awards into grants in respect of shares in one or more other companies or permitting a portion of the Conditional Awards to vest early, taking into consideration the period that has elapsed since the Allocation Date), and calculate the number of Conditional Awards to vest in each Participant accordingly.

19.7                                                                                                                                   If the Company is placed into liquidation for purposes other than reorganisation, the Conditional Awards shall ipso facto lapse as from the Liquidation Date and any Conditional Awards in respect of which the underlying Shares has not yet been transferred to Participants shall ipso facto lapse on the Liquidation Date.

20                                                                                             SALE AND ASSIGNMENT

Save as otherwise expressly provided in this Deed, without the prior written consent of the Trustees, no Participant shall be entitled to cede or delegate any of his rights or obligations in terms of this Plan to any third party and/or to encumber any of his rights in terms of this Plan.  Without derogating from the generality of the aforegoing, no Participant may, without the prior written consent of the Trustees, sell, alienate or otherwise dispose of Provisional Shares and/or Conditional Contracts to any third party.

21                                                                                             AMENDMENT OF THE PLAN

21.1                                                                                                                                   It shall be competent for the Board and the Trustees, with the approval of the JSE, to amend any of the provisions of this Plan; provided that no such amendment affecting any of the matters set out below shall be competent unless it is sanctioned by an ordinary resolution of 75% (seventy five percent) of the shareholders of the Company in general meeting (excluding all the votes attaching to all Shares owned and controlled by persons who are existing Participants in the Plan and which have been acquired in terms of the Plan) –

21.1.1                                                                                                                                                                         the eligibility of Participants under this Plan;

21.1.2                                                                                                                                                                         the calculation of the total number of Shares which may be acquired for the purpose of or pursuant to this Plan;

21.1.3                                                                                                                                                                         the maximum number of Shares which may be acquired by any Participant in terms of this Plan; and

21.1.4                                                                                                                                                                         the voting, dividend, transfer and other rights (including those arising in the event of the curatorship of the Company, rights and capitalization issues, consolidations, sub-divisions, reorganizations and takeovers as envisaged in 19) attaching to the Shares;

21.1.5                                                                                                                                                                         the procedure to be adopted on termination of employment of a Participant under the Plan;

21.1.6                                                                                                                                                                         the basis upon which Conditional Awards are made;

21.1.7                                                                                                                                                                         the amount, if any, payable in respect of the award and acceptance of a Conditional Award or in respect of the transfer of Shares in terms of this Plan; and

21.1.8                                                                                                                                                                         the provisions of this 21.

21.2                                                                                                                                   Without derogating from 21.1 and provided that no amendment affecting any of the matters referred to in 21.1.1 is affected in which event the sanction of the Company in general meeting will be required, it shall be competent for the Board and the Trustees to -

21.2.1                                                                                                                                                                         establish further plans based on the Plan; or

21.2.2                                                                                                                                                                         to implement this Plan,

with such modifications as may be necessary or desirable to take account of the securities laws, exchange control laws and tax laws of foreign jurisdictions in which Participants are employed by Group Members.  For the purposes of this 21.2 the term “foreign jurisdictions” shall mean jurisdictions other than the RSA.

22                                                                                             ADMINISTRATION

22.1                                                                                                                                   Subject to the provisions of this Plan and to the approval of the Board, the Trustees shall be entitled to make and establish such rules and regulations, and to amend the same from time to time, as they may deem necessary or expedient for the proper implementation and administration of this Plan.

22.2                                                                                                                                   The Company shall -

22.2.1                                                                                                                                                                         bear all costs of and incidental to the implementation and administration of this Plan and shall, as and when necessary, provide all requisite funds and facilities for that purpose;

22.2.2                                                                                                                                                                         provide all secretarial, accounting, administrative, legal and financial advice and services, office accommodation, stationery and so forth for the purposes of this Plan;

22.2.3                                                                                                                                                                         be entitled to recover from the Trust all the abovementioned costs and, in addition, shall be entitled to be paid a fee to be determined by the Board, after consultation with the Trustees, for performing the duties and providing the services set out in 22.2.2.

23                                                                                             ANNUAL ACCOUNTS

The Board shall ensure that a summary appears in the annual financial statements of the Company of the number of Provisional Shares awarded, any changes in such numbers during the financial year under review, the number of Shares held by the Trust which may be acquired by Eligible Employees and the number of Shares under the control of the Board for allotment and issue in terms of this Plan.

24                                                                                             STRATE

Notwithstanding any provision in this Deed, if share certificates of the Company are dematerialised, the Trustees shall not be obliged to deliver the Participant share certificates in respect of the Shares acquired by him in terms of this Deed but shall instead be obliged to procure such electronic transactions and/or entries and to deliver to the Participant such documents (if any) as may be required to reflect his rights in and to such Shares pursuant to the provisions of the Act, the Security Services Act 36 of 2004,, the Rules of the Central Securities Depository (being Share Transactions Totally Electronic Limited) and the requirements of the JSE.

25                                                                                             DISPUTES

25.1                                                                                                                                   Save as otherwise expressly provided in this Deed (including 25.13), should any dispute of whatever nature arise in regard to the interpretation or effect, or the validity, enforceability or rectification (whether in whole or in part) of, or the respective rights or obligations of the parties under, or a breach or termination or cancellation of, this Deed, then the dispute shall, unless the parties thereto otherwise agree in writing, be referred for determination to an expert (“Expert”) in accordance with the remaining provisions of this 25.

25.2                                            The Expert shall -

25.2.1                                                      if the matter in issue is primarily an accounting matter, be an independent practising chartered accountant of not less than fifteen years standing;

25.2.2                                                      if the matter in issue is primarily a legal matter, be a practising senior counsel of not less than five years’ standing as such and practising at the Johannesburg bar;

25.2.3                                                      if the matter in issue is any other matter, be an independent accountant or be a senior counsel as envisaged in 25.2.1 or 25.2.2 or be any other independent person, agreed upon by the parties to the dispute or, failing agreement within fourteen days after the dispute arises, appointed by the President for the time being of the South African Institute of Chartered Accountants or his successor-in-title at the request of any party to the dispute.

25.3                                          The Expert selected as aforesaid shall in all respects act as an expert and not as an arbitrator.

25.4                                          The Expert shall be vested with entire discretion as to the procedure to be followed in arriving at his decision.  It shall not be necessary for the Expert to observe or carry out either the strict rules of evidence or any other legal formalities or procedures, but the Expert shall be bound to follow principles of law in deciding matters submitted to him.

25.5                                          The Expert shall have the power, inter alia, to -

25.5.1                                                      investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and, for that purpose, shall have the widest powers of investigating all the books, records, documents and other things in the possession of any party to the dispute or the Company, the right to take copies and/or make extracts therefrom and the right to have them produced and/or delivered at any place reasonably required by him for the aforesaid purposes;

25.5.2                                                      interview and question under oath any of the parties to the dispute or other parties, including the right to cross examine such parties;

25.5.3                                                      summon witnesses;

25.5.4                                                      record evidence;

25.5.5                                                      make an interim award;

25.5.6                                                      make an award regarding legal fees/costs and the Expert’s remuneration.  If he fails or declines to do so, then each of the parties to the dispute shall bear and pay its own costs.  Until such time as the Expert’s decision is given, the parties to the dispute shall bear and pay such costs in equal Shares;

25.5.7                                                      call for the assistance of any other person who he may deem necessary to assist him in arriving at his decision;

25.5.8                                                      exercise any additional powers which may be exercised by an arbitrator in terms of the Arbitration Act as amended.

25.6                                          Any hearing by the Expert shall be held in Johannesburg unless the Expert determines that it is more convenient or equitable that the hearing or any part thereof (including, but without limitation, the taking of evidence) be held elsewhere, in which event the hearing (or the relevant part thereof) shall be held in the place so determined by the Expert.

25.7                                          The parties shall use their best endeavours to procure that the decision of the Expert shall be given within thirty days or so soon thereafter as is possible after it has been demanded.

25.8                                          The decision of the Expert shall be final and binding on all parties affected thereby, shall be carried into effect and may be made an order of any competent court at the instance of any party to the dispute.

25.9                                          This clause constitutes an irrevocable consent by the Company, the Trustees and all Participants and Eligible Employees to any proceedings in terms thereof and no such party shall be entitled to withdraw therefrom or to claim at any such proceedings that it is not bound by this clause.

25.10                                       This clause shall not preclude any party from obtaining relief by way of motion proceedings on an urgent basis or from instituting any interdict, injunction or any similar proceedings in any court in the RSA (and not in any other jurisdiction) pending the decision of the Expert.

25.11                                       Subject to 25.5.8, the provisions of the Arbitration Act as amended shall not apply in respect of this clause or any other provision of this Deed.

25.12                                       This clause is severable from the rest of this Deed and shall remain in effect even if this Deed is terminated for any reason.

25.13                                       Notwithstanding anything to the contrary contained herein, any dispute as to whether or not a Participant has met the Performance Criteria specified in a Conditional Contract determined by the Board in their sole and absolute discretion shall not be referred to an expert in terms of this 25 and the decision of the Board shall be final and binding.

26                             DEALINGS IN SECURITIES

The Company will ensure compliance with paragraphs 3.63 – 3.74 (director dealings) of the Listings Requirements of the JSE in terms of share dealings by the Company relating to the Plan.

27                             VOTES AT ANNUAL GENERAL MEETING

The votes of shares held by the Trust will not be taken into account for Listings Requirements of the JSE resolution approval purposes at general or annual meetings. Such Shares shall also not be taken into account for purposes of determining categorisations as detailed in section 9 of the JSE Listings Requirements.

28                             PROFITS AND LOSSES AND TERMINATION OF THE PLAN

28.1                                          The Company shall, to the extent not recovered by the Trust from Group Members in terms of 11.2, bear any losses sustained by the Trust which are not recovered from Group Members in terms of 11.  Furthermore, the Company shall be entitled to receive and be paid any profits made, by the Trust in respect of the purchase, acquisition, sale or disposal of Shares.

28.2                                          The Plan shall terminate if there are no longer any Conditional Contracts in force and the Board and the Trustees so resolve.  Upon such termination, the assets (if any) of the Trust shall be realised and any surplus remaining after the discharge of the Trust’s liabilities shall be paid over to the Company.  Any deficit arising from the winding up of the Trust shall be borne by the Company, to the extent not recovered by the Trust from Group Members in terms of 11.2.

29                             DOMICILIUM AND NOTICES

29.1                                          The parties choose domicilium citandi et executandi for the purposes of this Plan is as follows -

29.1.1	the Company and the Trustees	:	The physical address and telefax number of the Registered Office of the Company from time to time;

29.1.2	each Participant:

The physical address, telefax number and electronic mail address from time to time reflected as being his address, telefax number and/or electronic address in the Group’s payroll system from time to time.

Notwithstanding that the parties may have chosen telefacsimile numbers and/or electronic mail addresses for their respective domicilia citandi et executandi, each of the parties acknowledges that to the extent that its domicilium citandi et executandi is to be used for the purpose of the payment of any sum or the serving of any process such payment or service shall be made at its physical address.

29.2                                          Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or its facsimile number and/or (in the case of a Participant) his electronic mail address; provided in the case of a Participant such variation is also made to his details on the Group’s payroll system.

29.3                                          Any notice given and any payment made by any party to the other which -

29.3.1                                                      is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

29.3.2                                                      is posted by prepaid registered post to the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the tenth day after the date of posting.

29.4                                          Any notice given by any party to any other party which is transmitted by electronic mail and/or facsimile to the addressee at the addressee’s electronic address and/or facsimile address (as the case may be) for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof.

29.5                                          For the sake of clarity and the avoidance of any doubt it is recorded that a Participant shall not be entitled to give any notice or serve any process on the Company and/or the Trustees by electronic mail.

30                             AMERICAN DEPOSITORY SHARES

30.1                                          Notwithstanding any other provision in this Deed but subject to all Applicable Laws, Eligible Employees may if the Board deems it to be appropriate be granted the opportunity to participate in the Plan by way of ADSs (as opposed to Shares), in which event Eligible Employees may be awarded Conditional Contracts to be given ADSs (as opposed to Shares).

30.2                                          If an Eligible Employee is granted an opportunity to participate in this Plan as set out in 30.1, all references in this Deed to “Shares” shall be deemed to apply mutatis mutandis to ADSs.

31                             COMPLIANCE

31.1                                          The Company shall comply with (and procure compliance by all Group Members with) all Applicable Laws.  This Plan shall at all times be operated and administered subject to all Applicable Laws.  Without derogating from the generality of the aforegoing, the Company shall -

31.1.1                                                      adhere to and comply with the provisions of section 93 of the Act; and

31.1.2                                                      appoint the Secretary as Compliance Officer of the Plan in terms of section 144A of the Act and comply with the provisions of section 144A of the Act.